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                                                                  EXHIBIT 99.1



(AMERICAN HOMEPATIENT LOGO)                                      NEWS RELEASE
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Contacts:     Joseph F. Furlong
              President and CEO
              (615) 221-8884


FOR IMMEDIATE RELEASE


                 STEPHEN CLANTON JOINING AMERICAN HOMEPATIENT AS
                            EXECUTIVE VICE PRESIDENT
                                       AND
                             CHIEF FINANCIAL OFFICER
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BRENTWOOD, TN. (December 20, 2004) - American HomePatient, Inc. (OTC: AHOM.OB)
today announced the appointment of Stephen L. Clanton as Executive Vice President and Chief Financial Officer of American HomePatient effective in January, 2005. Since 1999, Mr. Clanton has served as Senior Vice President and Chief Financial Officer of DESA, LLC, a manufacturer of residential heating products and specialty tools. Prior to that he was Senior Vice President and Chief Financial Officer with International Comfort Products, a manufacturer of residential and light commercial HVAC equipment, and as Executive Vice President and Chief Financial Officer with Falcon Products, a commercial furniture manufacturer. He also held positions with Emerson Electric Co. and Arthur Andersen & Co.

American HomePatient, Inc. is one of the nation's largest home health care providers with 280 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company


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is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.